Exhibit 99.1

Scilex Holding Company, a majority-owned subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”), and Vickers Vantage Corp. I Announce the Closing of their Previously Announced Business Combination

•	Approximately 80% of the shareholders of Vickers present at the meeting of Vickers shareholders in connection with the business combination voted in favor of the business combination.

•	Scliex’s shares of common stock and warrants are expected to begin trading on the Nasdaq Capital Market on November 11, 2022 under the ticker symbols “SCLX” and “SCLXW,” respectively

•	Sorrento owns over 96% of Scilex

PALO ALTO and NEW YORK, November 10, 2022 /Newswire/ — Scilex Holding Company (Nasdaq: SCLX and SCLXW), a majority-owned subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and Vickers Vantage Corp. I, a special purpose acquisition company, today announced the closing of their previously announced business combination (the “Business Combination”).

The Business Combination was approved by Vickers’s shareholders at its Extraordinary General Meeting held on November 9, 2022 (the “Meeting), along with all other proposals presented at the Meeting including a proposal to redomesticate Vickers prior to the Business Combination from the Cayman Islands to Delaware. The combined company will operate as “Scilex Holding Company” on November 11, 2022, its shares of common stock and warrants are expected to begin trading on the Nasdaq Capital Market under the ticker symbols “SCLX” and “SCLXW,” respectively.

“Scilex is entering an exciting phase as the resources of the public capital markets will be available to enhance our business growth and enable us to continue to fulfill our mission to address patient pain management needs”, said Henry Ji, Ph.D., Executive Chairman of Scilex and Chairman and Chief Executive Officer of Sorrento. “With Scilex on its way to becoming a publicly-traded entity, our unique model continues to demonstrate the multiple ways in which we are generating value at Sorrento, including equity stakes in public and private entities, royalties and milestone payments due to us from certain proprietary products, pharma collaborations worldwide to advance core programs, and most importantly, our rapidly progressing and advanced wholly-owned pipeline which we see as our major value driver going forward. We appreciate our partnership with the team at Vickers as we prepare for this next chapter.”

“Our Scilex team and I are proud to continue our leadership in the creation of prescription non-opioid therapeutics addressing acute and chronic pain,” said Jaisim Shah, President and Chief Executive Officer of Scilex. “As a public company, we aim to accelerate our mission to increase access to prescription non-opioid therapeutics by further commercializing our two FDA-authorized non-opioid pain management products, expanding public and private payer adoption, and advancing our pipeline of innovative opioid sparing products. We are grateful to all of our investors for supporting us through our successful transition.”

Paul Hastings LLP served as legal counsel to Scilex. Loeb & Loeb, LLP served as legal counsel to VCKA.

About Scilex Holding Company

Scilex Holding Company, a majority-owned subsidiary of Sorrento Therapeutics, Inc., is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex is uncompromising in its focus to become the global pain management leader committed to social, environmental, economic, and ethical principles to responsibly develop pharmaceutical products to maximize quality of life. Results from the Phase III Pivotal Trial C.L.E.A.R Program for SEMDEXATM, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with moderate to severe pain. Scilex launched its first commercial product in October 2018, in-licensed a commercial product in June 2022, and is developing its late-stage pipeline, which includes a pivotal Phase 3 candidate and one Phase 2 and one Phase 1 candidate. Its commercial product, ZTlido® (lidocaine topical system) 1.8%, or ZTlido®, is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration for the relief of pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain. Scilex in-licensed the exclusive right to commercialize Gloperba® (colchicine USP) oral solution, an FDA-approved prophylactic treatment for painful gout flares in adults, in the U.S. Scilex is planning to commercialize Gloperba® in 2023 and is well-positioned to market and distribute the product. Scilex’s three product candidates are SP-102 (injectable dexamethasone sodium phosphate viscous gel product containing 10 mg dexamethasone), or SEMDEXA™, a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, with FDA Fast Track status; SP-103 (lidocaine topical system) 5.4%, a Phase 2, triple-strength formulation of ZTlido®, for the treatment of low back pain, with FDA Fast Track status; and SP-104, 4.5 mg Delayed Burst Release Low Dose Naltrexone Hydrochloride (DBR-LDN) Capsule, for the treatment of chronic pain, fibromyalgia in multiple Phase 1 programs expected to be initiated this year. For further information regarding the SP-102 Phase 3 efficacy trial, see NCT identifier NCT03372161 – Corticosteroid Lumbar Epidural Analgesia for Radiculopathy – Full Text View – ClinicalTrials.gov.

Scilex Holding Company is headquartered in Palo Alto, California, with operations in both Palo Alto and San Diego, California. For further information please visit www.scilexholding.com.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical and commercial stage biopharmaceutical company developing new therapies to treat cancer, pain (non-opioid treatments), autoimmune disease and COVID-19. Sorrento’s multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as next-generation tyrosine kinase inhibitors (“TKIs”), fully human antibodies (“G-MAB™ library”), immuno-cellular therapies (“DAR-T™”), antibody-drug conjugates (“ADCs”), and oncolytic virus (“Seprehvec™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including STI-1558, COVISHIELD™ and COVIDROPS™; and diagnostic test solutions, including COVIMARK™.

Sorrento’s commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of postherpetic neuralgia (PHN). RTX has been cleared for a Phase II trial for intractable pain associated with cancer and a Phase II trial in osteoarthritis patients. Positive final results from the Phase III Pivotal Trial C.L.E.A.R. Program for SEMDEXA™, its novel, non-opioid product for the treatment of lumbosacral radicular pain (sciatica), were announced in March 2022. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

About Vickers Vantage Corp. I

Prior to the consummation of the Business Combination, Vickers Vantage Corp. I was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Vickers, Sorrento and its subsidiaries, including but not limited to Scilex, under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Scilex’s long-term objectives and commercialization plans, Scilex’s potential to attract new capital and avoid the effects of negative debt leverage, the estimated or anticipated future results and benefits of the combined company following the Business Combination, future opportunities for the combined company, the combined company’s future business strategies, the expected cash resources of the combined company and the expected uses thereof; Scilex’s current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity; statements regarding SP-102 (SEMDEXA™), SP-103 or SP-104, if approved by the FDA; Scilex’s development and commercialization plans; and Sorrento’s products, technologies and prospects and Scilex’s products, technologies and prospects.

Risks and uncertainties that could cause Sorrento’s and Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: the ability of the combined company to achieve the benefits of the Business Combination, including future financial and operating results of the combined company; risks related to the outcome of any legal proceedings that may be instituted against the parties regarding the Business Combination; general economic, political and business conditions; risks related to the ongoing COVID-19 pandemic; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the results of the Phase 2 trial for SP-103 or Phase 1 trials for SP-104 may not be successful; risks that the prior results of the clinical trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the Business Combination and other risks and uncertainties indicated from time to time and other risks set forth in Sorrento’s and Vickers’s filings with the SEC, including in Vickers’s final prospectus relating to the Business Combination dated October 28, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

For Scilex Holding Company

Jaisim Shah

Chief Executive Officer

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: jshah@scilexpharma.com

Website: www.sorrentotherapeutics.com and www.scilexholding.com

Investors and Media Contact:

Contact:

Elizabeth Czerepak

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

For Vickers Vantage Corp. I

Jeffrey Chi

Chief Executive Officer

85 Broad Street, 16th Floor

New York, NY 10004

Phone: (646) 974-8301

Email: jeff.chi@vickersventure.com

Website: www.vickersvantage.com

Investors and Media Contact: Nicolette Ten, Senior Account Executive, SPRG

Email: nicolette.ten@sprg.com.sg

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, Seprehvec™, SOFUSA™, COVISHIELD™, COVIDROPSTM, COVI-MSC™, COVIMARK™ and FujoveeTM are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is an exclusive, transferable license to use the trademark by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2022 Sorrento Therapeutics, Inc. All Rights Reserved.